owned by RBB Bank. As discussed above, RBB Bank had previously acquired from the Company 1,100 shares of Series 1 Preferred and 330 shares of Series 2 Preferred and, as of the date of the subscription agreement, was the owner of record and beneficially owned all of the issued and outstanding shares of Series 1 Preferred and Series 2 Preferred, which totaled 378 shares of Series 1 Preferred and 330 shares of Series 2 Preferred. Pursuant to the terms of the subscription agreement relating to the Series
3 Preferred, RBB Bank converted all of the remaining outstanding shares of Series 1 Preferred and Series 2 Preferred into Common Stock of the Company (920,000 shares) pursuant to the terms, provisions, restrictions and conditions of the Series 1 Preferred and Series 2 Preferred, which were in turn purchased by the Company pursuant to the terms of such subscription agreement. During 1997, the holder of the Series 3 Preferred converted 1,500 shares of the Series 3 Preferred into 1,027,974 shares of Common Stock of the Company. As of the date of this report, no further shares have been converted. During 1997, accrued dividends for the period July 17, 1996, through June 30, 1997, and dividends on converted shares, in the combined total of approximately $314,000 were paid in the form of 178,781 shares of Common Stock of the Company. The accrued dividends for the period July 1, 1997, through December 31, 1997, in the amount of approximately $121,000 were paid in January 1998, in the form of 54,528 shares of Common Stock of the Company.

     As further discussed in Note 3, the Securities and Exchange Commission Staff (the "Staff") announced its position on accounting for Preferred Stock which is convertible into Common Stock at a discount from the market rate at the date of issuance, in March of 1997. The Staffs position is that a Preferred Stock dividend should be recorded for the difference between the conversion price and the quoted market price of Common Stock as determined at the date of issuance. To comply with this position, the Company recognized a dividend in 1996 of approximately $2,000,000 as related to the above discussed Series 1 Class A, Series 2 Class B, and Series 3 Class C Preferred Stock.

     On or about June 11, 1997, the Company issued to RBB Bank 2,500 shares of newly-created Series 4 Class D Convertible Preferred Stock, par value $.001 per share ("Series 4 Preferred"), at a price of $1,000 per share, for an aggregate sales price of $2,500,000. The sale to RBB Bank was made in a private placement under Sections 4(2) and/or 3(b) and/or Rule 506 of Regulation D under the Securities Acts of 1933, as amended, pursuant to the terms of a Subscription and Purchase Agreement, dated June 9, 1997, between the Company and RBB Bank ("Subscription Agreement"). The Series 4 Preferred has a liquidation preference over the Company's Common Stock, par value $.001 per share ("Common Stock"), equal to $1,000 consideration per outstanding share of Series 4 Preferred (the "Liquidation Value"), plus an amount equal to all unpaid dividends accrued thereon. The Series 4 Preferred accrues dividends on a cumulative basis at a rate of four percent (4%) per annum of the Liquidation Value ("Dividend Rate"), and is payable semi-annually when and as declared by the Board of Directors. No dividends or other distributions may be paid or declared or set aside for payment on the Company's Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 4 Preferred have been paid or set aside for payment. Dividends shall be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Company pays dividends in Common Stock, such is payable in the number of shares of Common Stock equal to the product of (a) the quotient of (i) four percent (4%) of $1,000 divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five trading days immediately prior to the applicable dividend declaration date, times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365.

     The holder of the Series 4 Preferred may convert into Common Stock up to 1,250 shares of the Series 4 Preferred on and after October 5, 1997, and the remaining 1,250 shares of the Series 4 Preferred on and after November 5, 1997. The conversion price per share is the lesser of (a) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (b) $1.6875. The minimum conversion price is $.75, which minimum will be eliminated from and after September 6, 1998. The Company will have the option to redeem the shares of Series 4 Preferred (a) between June 11, 1998, and June 11, 2001, at a redemption price of $1,300 per share if at any time the average closing bid price of the Common Stock for ten consecutive trading days is in excess of $4.00, and (b) after June 11,

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
2001, at a redemption price of $1,000
per share. The holder of the Series 4 Preferred will have the option to convert the Series 4 Preferred prior to redemption by the Company.

     As part of the sale of the Series 4 Preferred, the Company also issued to RBB Bank two Common Stock purchase warrants (collectively, the "Warrants ") entitling RBB Bank to purchase, after December 31, 1997, and until June 9, 2000, an aggregate of up to 375,000 shares of Common Stock, subject to certain anti-dilution provisions, with 187,500 shares exercisable at a price equal to $2.10 per share and 187,500 shares exercisable at a price equal to $2.50 per share. A certain number of shares of Common Stock issuable on the conversion of the Series 4 Preferred and on the exercise of the Warrants is subject to certain registration rights pursuant to the Subscription Agreement.

     The Company paid fees (excluding legal and accounting) of $200,000 to an investment banker in connection with the placement of Series 4 Preferred to RBB Bank and issued to the investment banking firm that handled the placement two (2) Common Stock purchase warrants entitling the investment banking firm to purchase an aggregate of up to 300,000 shares of Common Stock, subject to certain anti-dilution provisions, with one warrant for a five year term to purchase up to 200,000 shares at an exercise price of $2.00 per share and the second warrant for a three year term to purchase up to 100,000 shares of Common Stock at an exercise price of $1.50 per share, subject to certain anti-dilution provisions. Under the terms of each warrant, the investment banking firm is entitled to certain registration rights with respect to the shares of Common Stock issuable on the exercise of each warrant.

     The Company negotiated an Exchange Agreement with RBB Bank ("RBB Exchange Agreement") which provided that the 2,500 shares of Series 4 Preferred and the RBB Series 4 Warrants were tendered to the Company in exchange for (i) 2,500 shares of a newly created Series 6 Class F Preferred Stock, par value $.001 per share ("Series 6 Preferred"), (ii) two warrants each to purchase 187,500 shares of Common Stock exercisable at $1.8125 per share, and (iii) one warrant to purchase 281,250 shares of Common Stock exercisable at $2.125 per share (collectively, the "RBB Series 6 Warrants"). The RBB Series 6 Warrants will be for a term of three (3) years and may be exercised at any time after December 31, 1997, and until June 9, 2000.

     The conversion price of the Series 6 Preferred shall be $1.8125 per share, unless the closing bid quotation of the Common Stock is lower than $2.50 in twenty (20) out of any thirty (30) consecutive trading days after March 1, 1998, in which case, the conversion price per share shall be the lesser of (A) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (B) $1.8125 with the minimum conversion price being $.75, which minimum will be eliminated from and after September 6, 1998. The remaining terms of the Series 6 Preferred will be substantially the same as the terms of the Series 4 Preferred. As of December 31, 1997, no shares of the Series 6 Preferred have been converted. The accrued dividends as of this date, for the Series 4 and Series 6 Preferred, total approximately $55,000, which were paid in January 1998, in the form of 27,377 shares of Common Stock of the Company.

     On or about July 14, 1997, the Company issued to the Infinity Fund, L.P. ("Infinity"), 350 shares of newly-created Series 5 Class E Convertible Preferred Stock, par value $.001 per share ("Series
5 Preferred"), at a price of $1,000 per share, for an aggregate sales price of $350,000. The sale to Infinity was made in a private placement under Rule 506 of Regulation D under the Securities Acts of 1933, as amended, pursuant to the terms of a Subscription and Purchase Agreement, dated July 7, 1997, between the Company and Infinity ("Infinity Subscription Agreement"). The Company utilized the proceeds received on the sale of Series 5 Preferred for the payment of debt and general working capital.

     The Series 5 Preferred has a liquidation preference over the Company's Common Stock, par value $.001 per share ("Common Stock"), equal to $1,000 consideration per outstanding share of Series 5 Preferred (the "Liquidation Value"), plus an amount equal to all unpaid dividends accrued thereon. The Series 5 Preferred accrues dividends on a cumulative basis at a rate of four percent (4%) per annum of the Liquidation Value

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
("Dividend Rate"). Dividends are payable semi-annually when and as declared by the Board of Directors. No dividends or other distributions may be paid or declared or set aside for payment on the Company's Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 5 Preferred have been paid or set aside for payment. Dividends may be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Company pays dividends in Common Stock, such is payable in the number of shares of Common Stock equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five trading days immediately prior to the date the dividend is declared, multiplied by (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365.

     The holder of the Series 5 Preferred may convert into Common Stock up to 175 shares of the Series 5 Preferred on and after November 3, 1997, and the remaining 175 shares of the Series 5 Preferred on and after December 3, 1997. The conversion price per share is the lesser of (a) the product of the average closing bid quotation for the five trading days immediately preceding the conversion date multiplied by 80% or (b) $1.6875. The minimum conversion price is $.75, which minimum will be eliminated from and after September 6, 1998. The Company will have the option to redeem the shares of Series 5 Preferred (a) between July 14, 1998, and July 13, 2001, at a redemption price of $1,300 per share if at any time the average closing bid price of the Common Stock for ten consecutive trading days is in excess of $4.00, and (b) after July 13, 2001, at a redemption price of $1,000 per share. The holder of the Series 5 Preferred will have the option to convert the Series
5 Preferred prior to redemption by the Company. A certain number of shares of Common Stock issuable upon conversion of the Series 5 Preferred is subject to certain registration rights pursuant to the Infinity Subscription Agreement.

     The Company negotiated an Exchange Agreement with Infinity ("Infinity Fund Exchange Agreement") which provided that the 350 shares of Series 5 Preferred will be tendered to the Company in exchange for (i) 350 shares of a newly created Series 7 Class G Preferred Stock, par value $.001 per share ("Series 7 Preferred"), and (ii) one Warrant to purchase up to 35,000 shares of Common Stock exercisable at $1.8125 per share ("Series 7 Warrant"). The Series 7 Warrant will be for a term of three (3) years and may be exercised at any time after December 31, 1997, and until July 7, 2000.

     The conversion price of the Series 7 Preferred shall be $1.8125 per share, unless the closing bid quotation of the Common Stock is lower than $2.50 per share in twenty (20) out of any thirty (30) consecutive trading days after March 1, 1998, in which case, the conversion price per share shall be the lesser of (i) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (ii) $1.8125, with the minimum conversion price being $.75, which minimum will be eliminated from and after September 6, 1998. The remaining terms of the Series 7 Preferred will be substantially the same as the terms of the Series 5 Preferred. As of December 31, 1997, no shares of the Series 7 Preferred have been converted. The accrued dividends as of this date, for the Series 5 and Series 7 Preferred, total approximately $7,000, which were paid in January 1998, in the form of 3,311 shares of Common Stock of the Company.

     In connection with the Preferred Stock issuances, the Company recorded $352,000 of Preferred Stock dividends ($.03 per share) during the year ended December 31, 1997, of which $314,000 was paid during 1997 in the form of Common Stock and $38,000 was accrued for at December 31, 1997. During the year ended December 31, 1996, the Company recorded $2,145,000 of Preferred Stock dividends ($.24 per share) of which $2,000,000 represented a convertible discount feature as discussed in Note 3 and $145,000 was accrued at year-end and subsequently paid in the form of Common Stock in January 1997.



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